Exhibit 99.1

NEWS RELEASE

OTC Disclosure & News Service

Chess Supersite Corporation (CHZP) has signed an Agreement with ACP (Association of Chess Professionals).

May 3rd, 2016.

OTC Disclosure & News Service

Toronto, Ontario, May 3rd, 2016 (GLOBE NEWSWIRE) — http://www.globenewswire.com

Chess Supersite Corporation.
Info@chesssupersitecorp.com.

Chess Supersite Corporation:
Chess Supersite Corporation has signed an Agreement with ACP (Association of Chess Professionals) to become the Title Sponsor of the ACP Women’s Cup 2016 and receiving exclusive rights for the live video broadcast for the event.

Chess Supersite Corporation is an owner and operator of the www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more.

FOR IMMEDIATE RELEASE

Chess Supersite Corporation has signed an Agreement with ACP (Association of Chess Professionals http://www.chessprofessionals.org) to become the Title Sponsor of the ACP Women's Cup 2016, which will be officially promoted as ACP Chess Supersite Women's Cup 2016. Chess Supersite Corp. will receive exclusive rights for the live video broadcast for the event. ACP will be in charge of organizing the event at the highest level, contracting top women chess players and ensuring a professional video broadcast with the live commentaries of the invited experts – all which is in line with the standards set by the ACP in its previous events. This event will last at least four days. ACP will promote the partnership with Chess Supersite Corp. immediately. For the first time for the tournaments of this calibre, the time control will deploy DELAYS instead of INCREMENTS. The significance of this is that for the first time ever in the Grandmasters’ Tournament our members will enjoy participation in the “CHOOSE YOUR MOVE AND WIN” contests and be eligible for the monthly Grand Prizes as well as for Prizes in each game.

ACP (Association of Chess Professionals) is a not-for-profit organization, whose main purpose is the protection of chess professionals’ rights and the practice and promotion of chess worldwide, in particular through the organization of chess tournaments and other chess events. ACP has united over 1000 chess professionals from 84 countries and the number is constantly increasing. Since registration, the ACP has organized more than a dozen tournaments with a total budget in excess of 2 million Euro,

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company's website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Chess Supersite Corporation.
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631.